As filed with the Securities and Exchange Commission on November 19, 1998.
                                                    Registration No.

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                      MARSH & MCLENNAN COMPANIES, INC.
           (Exact name of Registrant as specified in its charter)

                                  DELAWARE
                      (State or other jurisdiction of
                       incorporation or organization)

                                 36-2668272
                    (I.R.S. Employer Identification No.)

                        1166 Avenue of the Americas
                          New York, NY 10036-2774
                               (212) 345-5000
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
             of each Registrant's Principal Executive Offices)

                        Gregory F. Van Gundy
                    General Counsel and Secretary
                  Marsh & McLennan Companies, Inc.
                     1166 Avenue of the Americas
                       New York, NY 10036-2774
                           (212) 345 -5000

      (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Agent for Service)

                               Copy to:
                        Gregory A. Fernicola
              Skadden, Arps, Slate, Meagher & Flom LLP
                          919 Third Avenue
                      New York, New York 10022
                           (212) 735-3000


      Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.



      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|



      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
Title of Each Class of   Amount to be   Proposed Maximum      Proposed       Amount of
      Securities          Registered       Aggregate          Maximum     Registration Fee
   to be Registered          (1)         Price Per Unit      Aggregate
                                             (1)(2)           Offering
                                                           Price (1) (2)
-------------------------------------------------------------------------------------------
Common Stock, $1.00
  par value,
  including Preferred
  Stock
  Purchase Rights
  attached thereto(3)...

Preferred Stock, $1.00
par value..............

Senior Notes...........

Subordinated Notes.....

  Total                                                     $2,700,000,000    $750,600
==========================================================================================



(1) Such indeterminate number of shares of Common Stock and Preferred Stock and such indeterminate principal amount of Senior Notes and Subordinated Notes as may from time to time be issued at indeterminate prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby will not exceed $2,700,000,000.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the Company's Rights Agreement, dated as of September 18, 1997. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.



Prospectus

                               $2,700,000,000

                      MARSH & MCLENNAN COMPANIES, INC.

             Common Stock, Preferred Stock and Debt Securities

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MARSH & MCLENNAN COMPANIES, INC. may sell

      o     common stock to the public.

      o     preferred stock to the public.

      o     debt securities to the public.


      We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock and the debt securities, carefully before you make your investment decision.


-----------------------------------------------------------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


----------------------------------------------------------------------------


This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

            The date of this prospectus is November    , 1998




                          ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of $2,700,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                  WHERE YOU CAN FIND MORE INFORMATION

      Marsh & McLennan Companies, Inc. files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Marsh & McLennan Companies, Inc. can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Marsh & McLennan Companies, Inc. Marsh & McLennan Companies, Inc.'s common stock is listed and traded on the New York Stock Exchange ("NYSE"), the Chicago Stock Exchange ("CSE"), the Pacific Exchange ("PE") and the London Stock Exchange ("LSE"). These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005, the offices of the CSE, 440 South LaSalle Street, Chicago, Illinois 60605 and at the offices of the PE, 115 Sansome Street, 2nd Floor, San Francisco, California 94104.

      This prospectus is part of a registration statement filed with the SEC by Marsh & McLennan Companies, Inc. The full registration statement can be obtained from the SEC as indicated above, or from Marsh & McLennan Companies, Inc.

      The SEC allows Marsh & McLennan Companies, Inc. to "incorporate by reference" the information it files with the SEC. This permits Marsh & McLennan Companies, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. Marsh & McLennan Companies, Inc. incorporates by reference the following documents which have been filed with the SEC:

      o Annual Report on Form 10-K for the year ended December 31, 1997;

      o     Quarterly Reports on Form 10-Q for the quarters ended
            March 31, 1998, June 30, 1998 and September 30, 1998;

      o     Current Reports on Form 8-K dated August 25, 1998 and
            November 12, 1998;

      o Proxy Statement on Schedule 14A filed with the SEC on March 31, 1998;

      o Registration Statement on Form 8-B dated May 22, 1969, as amended by the Amendment to Application or Report on Form 8 dated February 3, 1987; and

      o     Registration Statement on Form 8-A dated October 10, 1997.

      Marsh & McLennan Companies, Inc. incorporates by reference the documents listed above and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") until Marsh & McLennan Companies, Inc. files a post-effective amendment which indicates the termination of the offering of the securities made by this Prospectus.

      Marsh & McLennan Companies, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036-2774 (telephone number
(212) 345-5000).


MARSH & MCLENNAN COMPANIES, INC.

      Marsh & McLennan Companies, Inc. (the "Company"), a professional services organization with origins dating from 1871 in the United States, is a holding company which, through its subsidiaries and affiliates, provides clients with analysis, advice and transactional capabilities in the fields of insurance and reinsurance broking, investment management and consulting.


                             USE OF PROCEEDS

      The Company intends to use the proceeds of any securities sold for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.


                   RATIO OF EARNINGS TO FIXED CHARGES


      The following table sets forth the ratio of earnings to fixed charges for the Company.


                                         Nine Months Ended
       Year Ended December 31,             September 30,
       -----------------------           ------------------
    1997(1)  1996   1995   1994  1993      1998       1997
    -------  ----   ----   ----  ----      ----       ----

     7.3     11.8   11.3   13.4  13.2      11.7       10.5


______________
1 For the year ended December 31, 1997, income before income taxes included $297 million of special charges related to the combination with Johnson & Higgins, London real estate and the disposal of certain EDP assets. Excluding those charges, the ratio of earnings to fixed charges would have been 10.1.


                         DESCRIPTION OF SECURITIES

      This prospectus contains a summary of the common stock, preferred stock and debt securities of the Company. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

                      DESCRIPTION OF CAPITAL STOCK

      The Company's authorized capital stock consists of 406,000,000 shares of capital stock, 400,000,000 of such shares being common stock, par value $1.00 per share ("Common Stock"), and 6,000,000 shares being preferred stock, par value $1.00 per share ("Preferred Stock"). No shares of Preferred Stock were issued or outstanding as of November 18, 1998.

Common Stock

      Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders of the Company. The holders of outstanding shares of Common Stock, subject to any preferences that may be applicable to any outstanding series of Preferred Stock, are entitled to receive ratably such dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Upon liquidation or dissolution of the Company, the holders of the Common Stock will be entitled to share ratably in the assets of the Company legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of any Preferred Stock then outstanding. Holders of the Common Stock generally have no conversion, sinking fund, redemption, preemptive or subscription rights. In addition, the Common Stock does not have cumulative voting rights. Shares of the Common Stock are not subject to further calls or assessments by the Company.

Preferred Stock

      The Company is authorized to issue 6,000,000 shares of Preferred Stock, none of which currently is issued or outstanding. The Board of Directors of the Company has the authority, without further action by the stockholders, to issue shares of Preferred Stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The holders of Preferred Stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such Preferred Stock pursuant to the Delaware General Corporation Law (the "DGCL").

      The terms on which the Preferred Stock may be convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of Preferred Stock would be subject to adjustment.

      In connection with the Company's Stockholder Rights Plan (the "Rights Plan"), the Board of Directors has authorized the issuance of up to 2,000,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") upon exercise of preferred stock purchase rights issued under the Rights Plan. Reference is hereby made to the Company's Registration Statement on Form 8-A, dated October 10, 1997, which is incorporated by reference herein, for a description of the preferred stock purchase rights attached to the Common Stock and for a copy of the form of the Certificate of Designation that sets forth the rights and preferences of the Series A Preferred Stock.

Certain Provisions of the Company's Restated Certificate of
Incorporation and By-laws and the Delaware General Corporation Law

      Classified Board of Directors. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for a Board of Directors divided into three classes, each class to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Pursuant to the Certificate of Incorporation, the number of directors of the Company will be fixed from time to time by the Board of Directors.

      Removal of Directors by Stockholders. The DGCL provides that members of a classified board of directors may only be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote on the election of such directors.

      Stockholder Nomination of Directors. The Company's Restated By-laws (the "By-laws") provide that written notice must be given of any stockholder nomination of a director not less than sixty nor more than ninety days prior to the date of the meeting at which directors are to be elected; provided, that if the date for such meeting is not the date set forth in the By-laws and less than seventy five days notice or prior public disclosure of the date for such meeting is given to stockholders, then notice by a stockholder shall be timely if received by the Company no later than fifteen days following the date such public disclosure was made.

      No Action by Written Consent. The Certificate of Incorporation provides that stockholders of the Company may not act by written consent and may only act at duly called meetings of such stockholders.

      Interested Stockholder Provision. Article EIGHTH of the Certificate of Incorporation provides for higher stockholder voting requirements for certain transactions (such as business combinations) with or otherwise involving an Interested Stockholder (as defined below). Such a transaction requires the approval of the holders of a majority of the Company's outstanding voting power, voting together as a single class (but excluding any voting stock owned by an Interested Stockholder), unless such transaction is approved by a majority of Disinterested Directors (as defined below), in which case the voting requirements of the DGCL, the Certificate of Incorporation and the Company's By-laws otherwise applicable govern. Article EIGHTH does not alter the additional requirements regarding class votes available to holders of Preferred Stock, if any, which arise under the DGCL and the Certificate of Incorporation.

      Transactions covered by Article EIGHTH include mergers of the Company or any of its subsidiaries with an Interested Stockholder, sales of all or any substantial part of the assets of the Company and its subsidiaries to an Interested Stockholder, the issuance or delivery of any securities of the Company or any of its subsidiaries to an Interested Stockholder, any loan, advance or guarantee, pledge or other financial assistance provided by the Company or any of its subsidiaries to the Interested Stockholder, any voluntary dissolution or liquidation of the Company or amendment to the Company's By-laws, a reclassification of securities or recapitalization of the Company or other transaction (if such reclassification, recapitalization or other transaction results in the Interested Stockholder increasing its proportionate share of any class of the Company's capital stock) or any agreement, contract, or other arrangement to do any of the foregoing.

      An "Interested Stockholder" is defined in Article EIGHTH as any other corporation, person, or entity which (i) beneficially owns or controls, directly or indirectly, 10% or more of the voting stock of the Company (or has announced a plan or intention to acquire such securities), and any affiliate or associate of such corporation, person, or entity or (ii) is an affiliate or associate of the Company and at any time within two years prior to the date in question was the beneficial owner of 10% or more of the voting stock of the Company. Specifically excluded from the definition of Interested Stockholder are (i) the Company and any of its subsidiaries and (ii) any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any subsidiary, or trustees or fiduciaries for such.

      A "Disinterested Director" is defined in Article EIGHTH as a director who is not an affiliate, associate, representative, agent or employee of an Interested Stockholder, and who was a member of the Board of Directors prior to the time that the Interested Stockholder involved in the transaction being considered became an Interested Stockholder, and any successor to a Disinterested Director, while such successor is a member of the Board of Directors, who is not an affiliate, associate, representative, agent or employee of an Interested Stockholder and who was nominated by a majority of the Disinterested Directors.

      Article EIGHTH may not be altered, amended, or repealed without the affirmative vote of the holders of a majority of the Company's outstanding voting power, voting together as a single class (but excluding any voting stock owned by an Interested Stockholder), except if recommended by a majority of Disinterested Directors, in which case the voting requirements of the DGCL, the Certificate of Incorporation and the Company's By-laws otherwise applicable govern.

      Delaware Business Combination Statute. The Company is subject to
Section 203 of the DGCL ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "interested stockholder" (which is generally defined by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock) for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the Company's capital stock. The statutory ban does not apply if: (i) prior to the time that any stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which such stockholder became an interested stockholder, or (b) upon consummation of the transaction in which any stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans).

Directors' Liability

      The Certificate of Incorporation provides that a member of the Board of Directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for transactions from which the director derived an improper personal benefit.

      The Certificate of Incorporation also provides for indemnification of directors and officers to the fullest extent authorized by Delaware law.

Transfer Agent and Registrar

      The Bank of New York acts as transfer agent and registrar for the Common Stock.


                     DESCRIPTION OF DEBT SECURITIES

      The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the indenture (the "Senior Indenture") among the Company and a trustee to be selected (the "Senior Trustee"), relating to the issuance of the senior notes, and the indenture (the "Subordinated Indenture") among the Company and a trustee to be selected (the "Subordinated Trustee"), relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

      The senior notes will be issued under the Senior Indenture to be entered into between the Company and the trustee named in the Senior Indenture. The subordinated notes will be issued under the Subordinated Indenture to be entered into between the Company and the trustee named in the Subordinated Indenture. As used herein, the term "Indentures" refers to both the Senior Indenture and the Subordinated Indenture. The Indentures will be qualified under the Trust Indenture Act. As used herein, the term "Debenture Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as applicable.

      The following summaries of certain material provisions of the senior notes, the subordinated notes and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the Senior Indenture and the Subordinated Indenture are identical.

General

      Each prospectus supplement will describe the following terms relating to a series of notes:

      o     the title;

      o     any limit on the amount that may be issued;

      o whether or not such series of notes will be issued in global form, the terms and who the depository will be;

      o     the maturity date(s);

      o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

      o     the place(s) where payments shall be payable;

      o the Company's right, if any, to defer payment of interest and the maximum length of any such deferral period;

      o the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at the Company's option, and other related terms and provisions;

      o the date(s), if any, on which, and the price(s) at which the Company is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the Holder's option to purchase, such series of notes and other related terms and provisions;

      o the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof; and

      o any other terms (which terms shall not be inconsistent with the Indenture).

Conversion or Exchange Rights

      The terms on which a series of notes may be convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of such series of notes would be subject to adjustment.

Consolidation, Merger or Sale

      The Indentures do not contain any covenant which restricts the ability of the Company to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of the obligations of the Company under the Indentures or the notes, as appropriate.

Events of Default Under the Indenture

      The following are events of default under the Indentures with respect to any series of notes issued:

      o failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

      o     failure to pay the principal (or premium, if any) when due;

      o failure to observe or perform any other covenant contained in the notes or the Indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after the Company receives notice from the Debenture Trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series; and

      o certain events of bankruptcy, insolvency or reorganization of the Company.

      If an event of default with respect to notes of any series occurs and is continuing, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to the Company (and to the Debenture Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

      The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding:

      o     payment of principal, premium, if any, or interest; or

      o certain covenants containing limitations on the Company's ability to pay dividends and make payments on debt securities in certain circumstances.

      Any such waiver shall cure such default or event of default.

      Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the Debenture Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the notes of that series, provided that:

      o     it is not in conflict with any law or the applicable
            Indenture;

      o the Debenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

      o subject to its duties under the Trust Indenture Act, the Debenture Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the notes of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:

      o     the holder has given written notice to the Debenture
            Trustee of a continuing event of default with respect to that series;

      o the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the Debenture Trustee to institute such proceedings as trustee; and

      o the Debenture Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of notes if the Company defaults in the payment of the principal, premium, if any, or interest on, the notes.

      The Company will periodically file statements with the Debenture Trustee regarding its compliance with certain of the covenants in the Indentures.

Modification of Indenture; Waiver

      The Company and the Debenture Trustee may change an Indenture without the consent of any holders with respect to certain matters, including:

      o to fix any ambiguity, defect or inconsistency in such Indenture; and

      o to change anything that does not materially adversely affect the interests of any holder of notes of any series.

      In addition, under the Indentures, the rights of holders of a series of notes may be changed by the Company and the Debenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

      o     extending the fixed maturity of such series of notes;

      o reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes; or

      o reducing the percentage of notes, the holders of which are required to consent to any amendment.

Form, Exchange, and Transfer

      The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by the Company and identified in a Prospectus Supplement with respect to such series.

      At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but the Company may require payment of any taxes or other governmental charges. The Security Registrar and any transfer agent (in addition to the Security Registrar) initially designated by the Company for any notes will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the notes of each series.

      If the notes of any series are to be redeemed, the Company will not be required to:

      o issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

      o register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Debenture Trustee

      The Debenture Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only such duties as are specifically set forth in the Indentures and, upon an event of default under an Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Debenture Trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Debenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

      Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by the Company, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the Debenture Trustee in The City of New York will be designated as the Company's sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by the Company for the notes of a particular series will be named in the applicable prospectus supplement. The Company will be required to maintain a paying agent in each place of payment for the notes of a particular series.

      All moneys paid by the Company to a paying agent or the Debenture Trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of the security thereafter may look only to the Company for payment thereof.

Governing Law

      The Indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Notes

      The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of the Company's other indebtedness to the extent described in a prospectus supplement. The Subordinated Indenture does not limit the amount of subordinated notes which the Company may issue, nor does it limit the Company from issuing any other secured or unsecured debt.


                          PLAN OF DISTRIBUTION

      The Company may sell Common Stock, Preferred Stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:

      o to underwriters for resale to the public or to institutional investors;

      o     directly to institutional investors; or

      o     through agents to the public or to institutional investors.

      The prospectus supplements will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

      If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

      Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

      Each series of securities will be a new issue of securities and will have no established trading market other than the Common Stock which is listed on the NYSE, the CSE, the PE and the LSE. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, the CSE, the PE and the LSE, subject to official notice of issuance. Any underwriters to whom securities are sold by the Company for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Common Stock, may or may not be listed on a national securities exchange.


                             LEGAL OPINIONS

      The validity of the securities being offered hereby is being passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                                 EXPERTS

      The consolidated financial statements and supplemental notes of the Company and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference into this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the expenses to be borne by the Company in connection with the offerings described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

      Securities and Exchange Commission Registration Fee. $750,600 Transfer Agents, Trustees and Depositary's
         Fees and Expenses................................     10,000
      Printing and Engraving Fees and Expenses............     75,000
      Accounting Fees and Expenses........................    100,000
      Legal Fees..........................................    150,000
      Rating Agency Fees..................................    100,000
      Miscellaneous (including Listing
         Fees, if applicable).............................     14,400
                                                           ----------
                Total..................................... $1,200,000
                                                           ==========

Item 15.   Indemnification of Directors and Officers

            As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Corporation may be indemnified by the Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

            In addition, the Company maintains directors' and officers' liability policies.

            Article Sixth of the Restated Certificate of Incorporation of the Corporation and Article VI of the Bylaws of the Corporation provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

Item 16.  Exhibits

      The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number                   Description of Exhibits
--------                 -----------------------

1.1 The form of Underwriting Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.1         Form of Senior Indenture.
4.2         Form of Subordinated Indenture.
4.3 The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.4 The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1        Statement re:  Computation of Ratio of Earnings to Fixed
            Charges.
23.1        Consent of Deloitte & Touche LLP, Independent Accountants.
23.2        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
            (included in Exhibit 5.1).
24.1        Power of Attorney of certain officers and directors of the
            Company.
25.1        Statement of Eligibility on Form T-1 under the Trust Indenture
            Act of 1939, as amended, of       , as Trustee under the Senior
            Indenture.*
25.2        Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of               , as Trustee
            under the Subordinated Indenture.*

----------------
* To be filed by amendment.


Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Marsh & McLennan Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on November 19, 1998.

                              MARSH & MCLENNAN COMPANIES, INC.


                              By  /s/ A.J.C. Smith
                                  __________________________________________
                                  Name:  A.J.C. Smith
                                  Title: Chairman & Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature           Title                                  Date


/s/ A.J.C. Smith        Chairman & Chief Executive Officer
_____________________   (Principal Executive Officer)        November 19, 1998
A.J.C. Smith


/s/ Frank J. Borelli    Senior Vice President &
______________________  Chief Financial Officer
Frank J. Borelli        (Principal Financial Officer)        November 19, 1998


/s/ Douglas C. Davis    Vice President and
_____________________   Controller (Principal
Douglas C. Davis        Accounting Officer)                  November 19, 1998


        *
_____________________
Norman Barham           Director                             November 19, 1998


        *
_____________________
Lewis W. Bernard        Director                             November 19, 1998


        *
_____________________
Richard H. Blum         Director                             November 19, 1998


        *
_____________________
Peter Coster            Director                             November 19, 1998


        *
_____________________
Robert F. Erburu        Director                             November 19, 1998


        *
_____________________
Jeffrey W. Greenberg    Director                             November 19, 1998


        *
____________________
Ray J. Groves           Director                             November 19, 1998


        *
_____________________
Stephen R. Hardis       Director                             November 19, 1998


        *
_____________________
Gwendolyn S. King       Director                             November 19, 1998


        *
______________________
The Rt. Hon. Lord Lang  Director                             November 19, 1998
of Monkton


        *
_____________________
Lawrence J. Lasser      Director                             November 19, 1998


        *
_____________________
David A. Olsen          Director                             November 19, 1998


        *
_____________________
John D. Ong             Director                             November 19, 1998


        *
____________________
George Putnam           Director                             November 19, 1998


        *
____________________
Adele Smith Simmons     Director                             November 19, 1998


        *
____________________
John T. Sinnott         Director                             November 19, 1998


        *
____________________
Frank J. Tasco          Director                             November 19, 1998


        *
____________________
Saxon Riley             Director                             November 19, 1998


        *
____________________
William Robert Patrick
  White-Cooper         Director                             November 19, 1998



      * Gregory F. Van Gundy, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and filed as exhibits to the Registration Statement.


                        By: /s/ Gregory F. Van Gundy
                            __________________________
                            Gregory F. Van Gundy
                            Attorney-in-fact


                             EXHIBIT INDEX


Exhibit
Number                   Description of Exhibits
--------                 -----------------------

1.1         The form of Underwriting Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.1         Form of Senior Indenture.
4.2         Form of Subordinated Indenture.
4.3 The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.4         The form of any Subordinated Note with respect to each
            particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1        Statement re:  Computation of Ratio of Earnings to Fixed
            Charges.
23.1        Consent of Deloitte & Touche LLP, Independent Accountants.
23.2        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
            (included in Exhibit 5.1).
24.1        Power of Attorney of certain officers and directors of the
            Company.
25.1        Statement of Eligibility on Form T-1 under the Trust Indenture
            Act of 1939, as amended, of         , as Trustee under the Senior
            Indenture.*
25.2        Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of           , as Trustee
            under the Subordinated Indenture.*

----------------
* To be filed by amendment.